Exhibit 99.1

SOLAREDGE ANNOUNCES DEPARTURE OF CFO

ASAF ALPEROVITZ TO DEPART THE COMPANY IN JUNE; COMPANY RE-AFFIRMS ITS FINANCIAL
GUIDANCE FOR THE FIRST QUARTER

MILPITAS, Calif. And HERZLIYA, Israel – (BUSINESS WIRE) — March 10, 2026 – SolarEdge Technologies, Inc. (“SolarEdge” or the “Company”) (Nasdaq: SEDG), a global leader in smart energy technology, announced today that Chief Financial Officer Asaf Alperovitz, has notified the Board of Directors of his decision to step down to pursue a chief financial officer role at a public company outside of the industry.

The Board of Directors is initiating a process to identify a replacement CFO.

Mr. Alperovitz will continue to serve as the Company’s Chief Financial Officer through June 9, 2026, to support its ongoing operations and the leadership transition.

Shuki Nir, CEO of SolarEdge: “On behalf of our executive team and the Board of Directors, we thank Asaf for his leadership and contributions in reinforcing SolarEdge’s financial foundation and advancing the company towards sustained profitability in 2026 and wish him continued success. We remain focused on moving toward profitable growth and believe 2026 will be a transformational year for SolarEdge.“

Asaf Alperovitz, CFO of SolarEdge “I want to thank my team, the Board and everyone at SolarEdge. I leave holding SolarEdge in the highest regard. I am enormously proud of the strides we’ve made and equally excited about its future opportunities.”

Mr. Alperovitz’s departure is not related to any financial or accounting issue or any disagreement over any matter relating to the Company’s operations, policies, or practices.

The Company is re-affirming its financial guidance for the first quarter, as provided on February 18, 2026.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, and grid services solutions. SolarEdge is online at www.solaredge.com

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include information, among other things, concerning: management transitions, our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements. These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 25, 2026, and other reports filed with the SEC. All information set forth in this release is as of March 10, 2026. The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
investors@solaredge.com

Media Contact

SolarEdge Technologies, Inc.
Lily Salkin, Head of Public Relations
lily.salkin@solaredge.com